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                       DAIMLER-BENZ VEHICLE TRUST 1994-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JANUARY 1997
DISTRIBUTION DATE: 2/18/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                          PER $1,000 OF  ORIGINAL
                                                                                                                Class A/Class B
                                                                                                               Certificate Amount
                                                                                                            -----------------------
(i)   Principal Distribution
      ----------------------
       Class A Amount                                                                    $   6,778,577.07          $11.184536
       Class B Amount                                                                    $   1,046,799.48          $15.544810

(ii)  Interest Distribution
      ---------------------
       Class A Amount                                                                    $     398,403.96          $ 0.657360
       Class B Amount                                                                    $      44,267.11          $ 0.657360

(iii) Amount of Distribution allocable to the Yield Supplement Amount                    $       1,211.93
      ---------------------------------------------------------------                            --------
       Class A Amount                                                                    $       1,090.74
       Class B Amount                                                                    $         121.19

      Amount of Distribution allocable to the (Excess) Shortfall Amount                 ($      23,538.60)
      -----------------------------------------------------------------                         ---------
       Class A Percentage                                                               ($      21,184.74)
       Class B Percentage                                                               ($       2,353.86)

(iv)  Monthly Servicing Fee                                                              $      74,398.50          $ 0.110481
      ---------------------                                                                     ---------
       Monthly Supplemental Servicing Fee                                                $           0.00          $ 0.000000
       Class A Percentage of the Servicing Fee                                           $      66,958.65          $ 0.110481
       Class A Percentage of the Supplemental Servicing Fee                              $           0.00          $ 0.000000
       Class B Percentage of the Servicing Fee                                           $       7,439.85          $ 0.110481
       Class B Percentage of the Supplemental Servicing Fee                              $           0.00

(v)    Class A Principal Balance (end of Collection Period)                              $  73,571,801.25
       Class A Pool Factor (end of Collection Period)                                           12.139221%
       Class B Principal Balance (end of Collection Period)                              $   8,174,644.58
       Class B Pool Factor (end of Collection Period)                                           12.139221%

(vi)  Pool Balance (end of Collection Period)                                            $  81,746,445.83

(vii)  Class A Interest Carryover Shortfall                                              $           0.00          $ 0.000000
       Class A Principal Carryover Shortfall                                             $           0.00          $ 0.000000
       Class B Interest Carryover Shortfall                                              $           0.00          $ 0.000000
       Class B Principal Carryover Shortfall                                             $     293,624.25          $ 4.360275

(viii)Amount Otherwise Distributable to the Seller that is Distributed to Either
       the Class A or Class B Certificateholders                                         $           0.00

(ix)  Balance of the Reserve Fund Property (end of Collection Period)
       Class A Amount                                                                    $  20,202,230.76
       Class B Amount                                                                    $           0.00

(x)   Aggregate Purchase Amount of Receivables repurchased by
      the Seller or the Servicer                                                         $           0.00
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